Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Chic By H.I.S, Inc.
1372 Broadway
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of our reports dated January 7, 1999 with respect to the consolidated financial statements and schedule of Chic By H.I.S, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 7, 1998.


                                          BDO SEIDMAN, LLP


New York, New York
May 27, 1999




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